_____________________SCIENTEK CORPORATION_______________________________________



November 07, 1997


James F. Chen
Chairman
Board of V-ONE Corporation 20250 Century Blvd, Suite 300 Germantown, MD 20874 U.S.A.

Dear James,

This is to inform you that I wish to resign from my position as Board Director of V-ONE Corporation with immediate effect.

It has been a great pleasure to be able to work with you and other board members during the past 2 years. If you are looking for candidate to fill in my place, I would recommend that you contact Mr. Mike Ho.

Wish you and V-ONE a big success in the coming years.

Keep in touch.


Best Regards,


/s/ H.H. Cheng
H.H. Cheng

CC:    - Mr. Charles Chen
       - General William Odom
       - Mr. Harry Gruner